UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2011
BANK OF COMMERCE HOLDINGS
(Exact name of Registrant as specified in its charter)

California	0-25135	94-2823865

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1951 Churn Creek Road
Redding, California	96002

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (530) 224-3333
N/A
(Former Name or Former Address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: Common Stock, no par value per share
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c ))
Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. May 18, 2011: 16,991,495

Item 5.07	Submission of Matters to a Vote of Security Holders
Bank of Commerce Holdings parent company of Redding Bank of Commerce and Bank of Commerce Mortgage reports actions approved at their annual Shareholders Meeting held May 17, 2011.
The count of shares represented in person or proxy were 14,761,707 or 87% of the outstanding voting shares of the Company. Therefore a quorum was declared present.
The first matter to be acted upon by the shareholders is the election of directors to serve until the 30th annual meeting — or their retirement date.

Director Name	For	Withhold
Orin N. Bennett	11,272,283	146,463
Gary Burks	11,249,607	169,139
Russell L. Duclos	10,086,090	1,332,656
Joseph Gibson	11,268,234	150,512
Kenneth R. Gifford, Jr.	11,272,283	146,463
Jon Halfhide	11,032,001	386,745
Patrick J. Moty	11,272,374	146,372
David H. Scott	11,214,050	204,696
Lyle L. Tullis	11,268,503	150,243
Proposal No. 2: The Board of Directors recommends a vote FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for 2010.
98.3% of the votes cast voted FOR ratification of the selection of Moss Adams, LLP as the Company’s independent auditors for 2010.

For	Against	Abstain
14,515,245	97,199	149,263
Proposal No. 3: The Board of Directors recommends a vote FOR the adoption of the non-binding advisory resolution approving the compensation of the named executive officers.
70.9% of the votes cast voted FOR adoption of non-binding advisory resolution approving executive compensation (“Say on Pay”).

For	Against	Abstain
10,461,124	832,694	124,928
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2011	/s/ Samuel D. Jimenez

By: Samuel D. Jimenez Executive Vice President and Chief Financial Officer

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